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                               EXHIBIT 99.3

                INTERNATIONAL COMFORT PRODUCTS HOLDINGS, INC.
                           OFFER TO EXCHANGE ITS
                    8-5/8% SERIES B SENIOR NOTES DUE 2008
                      WHICH HAVE BEEN REGISTERED UNDER
                   THE SECURITIES ACT OF 1933, AS AMENDED,
                     FOR ANY AND ALL OF ITS OUTSTANDING
                    8-5/8% SERIES A SENIOR NOTES DUE 2008

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME, ON         , 1998, UNLESS THE OFFER IS
                                             EXTENDED.

                                        , 1998

To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees:

     We are enclosing the material listed below relating to the offer of International Comfort Products Holdings, Inc., a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 8-5/8% Series B Senior Notes due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement, for each $1,000 principal amount of its 8-5/8% Series A Senior Notes due 2008 (the "Old Notes"), of which $150,000,000 aggregate principal amount is outstanding, upon the terms and subject to the conditions set forth in the
Prospectus, dated           , 1998 (the "Prospectus") and in the related
Letter of Transmittal (which together constitute the "Exchange Offer"). THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF OLD NOTES BEING TENDERED. The Exchange Offer is, however, subject to other conditions. See the information in the Prospectus under the caption "Terms Of The Exchange Offer -- Conditions."

     We are asking you to contact your clients for whom you hold Old Notes registered in your name (or in the name of your nominee) or who hold Old Notes registered in their own names. Please bring the Exchange Offer to their attention as promptly as possible.

     For your information and for forwarding to your clients, we are enclosing the following documents:

     1.     The Prospectus, dated              , 1998;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes are not immediately available or if the Old Notes and all other required documents cannot be
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            delivered to the Exchange Agent, United States Trust Company, by
            the Expiration Date (as defined in the Prospectus) or if the procedure for book-entry transfer cannot be completed on a timely basis; and

     4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON             , 1998, UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE
COMPANY.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and the certificate(s) representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures discussed in the Prospectus under the caption "Terms Of The Exchange Offer -- Guaranteed Delivery Procedures."

     Any questions or requests for assistance or additional copies of the enclosed materials may be directed to United States Trust Company, the Exchange Agent, at the address and telephone number set forth below:

By Registered or Certified Mail:         By Hand or Courier before 4:30 p.m.:
United States Trust Company of           United States Trust Company of
   New York                                 New York
P.O. Box 843 Cooper Station              111 Broadway
New York, New York 10276                 New York, New York 10006
Attention: Corporate Trust Services      Attention: Lower Level Corporate
                                                    Trust Window

By Facsimile:                            By Hand after 4:30 p.m. (on the
                                            Expiration Date Only) and By
                                            Overnight Courier:
United States Trust Company of           United States Trust Company of
   New York                                 New York
(212) 780-0592                           770 Broadway, 13th Floor
Attention: Customer Service              New York, New York 10003
Confirm by telephone: (800) 548-6565

                                                   Very truly yours,

                                                   INTERNATIONAL COMFORT
                                                   PRODUCTS HOLDINGS, INC.